UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2008

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

685 Route 202/206, Bridgewater, New Jersey	08807

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 541-8600

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 14, 2008, Enzon Pharmaceuticals, Inc. (“Enzon”) issued a press release reporting certain financial and other information for the quarter and fiscal year ended December 31, 2007. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 2.02.
The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in that filing.
Item 8.01 Other Events
On February 14, 2008, Enzon issued an additional press release announcing that it has reduced the remaining portion of its 2008 debt to $12.5 million by making purchases of such debt in the fourth quarter of 2007 and in January 2008. A copy of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

99.1	Press Release of Enzon Pharmaceuticals, Inc. dated February 14, 2008

99.2	Press Release of Enzon Pharmaceuticals, Inc. dated February 14, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 14, 2008

By:	/s/ Craig A. Tooman
Craig A. Tooman
Executive Vice President, Finance and Chief Financial Officer